Exhibit 21.1

Subsidiaries of YRC Worldwide Inc.

at December 31, 2010

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
1105481 Ontario, Inc.	100%	Ontario
Express Lane Service, Inc.	100%	Delaware
JHJ International Transportation Co., Ltd.	50%[1]	China
OPK Insurance Co. Ltd.	100%	Bermuda
Roadway LLC	100%	Delaware
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
YRC Inc.	100%	Delaware
Reimer Express Lines Ltd.	100%	Canada
YRC Transportation, S.A. de C.V.	41.1%[2]	Mexico
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	.01%[3]	Mexico
Roadway Express, S.A. de C.V.	99.99%[4]	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	99.99%[3]	Mexico
Roadway Express, S.A. de C.V.	.01%[4]	Mexico
YRC Transportation, S.A. de C.V.	58.9%[2]	Mexico
YRC Services S. de R.L. de C.V.	100%	Mexico
Yellow Roadway Receivables Funding Corporation	100%	Delaware
YRC Association Solutions, Inc.	100%	Delaware
YRC International Investments, Inc.	100%	Delaware
YRC Worldwide Pte. Ltd.	100%	Singapore
YRC Logistics Asia Limited	100%	Hong Kong
Shanghai Jiayu Logistics Co., Ltd.	65%[5]	China
GPS Worldwide Malaysia Sdn Bhd	100%[6]	Malaysia
PT Meridian IQ Indonesia International	100%	Indonesia
YRC Logistics China (Hong Kong) Limited	100%	Hong Kong
YRC Logistics Philippines Inc.	100%[7]	Philippines
YRC (Shanghai) Management Consulting CO., LTD.	100%	China
YRC Mortgages, LLC	100%	Delaware
YRC Regional Transportation, Inc.	100%	Delaware
IMUA Handling Corporation	100%	Hawaii
USF Bestway Inc.	100%	Arizona
USF Canada Inc.	100%	Delaware
USF Dugan Inc.	100%	Kansas
USF Glen Moore Inc.	100%	Pennsylvania
USF Holland Inc.	100%	Michigan
USF Holland International Sales Corporation	100%	Nova Scotia
USF Mexico Inc.	100%	Delaware
USF Reddaway Inc.	100%	Oregon
USF RedStar LLC	100%	Delaware
USF Sales Corporation	100%	Delaware
USF Technology Services Inc.	100%	Illinois
USFreightways Corporation	100%	Delaware
YRC Logistics Services, Inc.	100%	Illinois
YRC Logistics Inc.	100%	Ontario
YRC Enterprise Services, Inc.	100%	Delaware

[1]	JHJ International Transportation Co., Ltd. is owned 50% by YRC Worldwide Inc. and 50% by a third party.
[2]	YRC Transportation, S.A. de C.V. is owned 58.9 % by YRC Inc. and 41.1% by Reimer Express Lines Ltd.
[3]	Transcontinental Lease, S. de R.L. de C.V. is owned 99.99% by YRC Inc. and .01% by Roadway Express International, Inc.
[4]	Roadway Express, S.A. de C.V. is owned 99.99% by YRC Inc. and .01% by Transcontinental Lease, S. de R.L. de C.V.

[5]	Shanghai Jiayu Logistics Co., Ltd. is owned 65% by YRC Logistics Asia Limited and 35% by a third party.
[6]	GPS Worldwide Malaysia Sdn Bhd was dissolved on January 17, 2011.
[7]

As a part of the August 12, 2010 sale of a majority of YRC Logistics to MIQ Holdings, Inc. (f/k/a CEG Holdings, Inc.), YRC Logistics Asia Limited remains the legal owner (with MIQ Holdings the beneficial owner) of YRC Logistics Philippines Inc. until the government approves the transfer of ownership.